Exhibit 1

STOCK PURCHASE AGREEMENT

股权购买协议

This STOCK PURCHASE AGREEMENT is made as of April 25, 2014 by and among Oliver Xing, a resident of Canada (“Seller”), Shanghai Yuankai Group Co., Ltd., a company organized under the law of the People's Republic of China (“Purchaser”), and CN Resources, Inc., a Nevada corporation (the “Company”).

本股权购买协议于2014年4月 24th    日由加拿大居民OLIVER XING（卖方），依据中国人民共和国法律成立的上海源恺集团（买方）以及依据美国内华达州法律成立的ＣＮRESOURCESINC.（公司）之间签署。

RECITALS

序言

1.                  Seller owns, beneficially and of record, a total of 19,000,000 shares of Common Stock, which constitutes 72.80% of all issued and outstanding capital stock of the Company;

卖方，据档案记录直接或间接拥有1900万股普通股票，占公司已发行股票的72.80%；

2.                   Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, 14,000,000 shares of Common Stock owned by Seller (the “Shares”) pursuant to the terms and conditions set forth in this Agreement.

依据本协议之条款，卖方愿意出让给买方，买方愿意从卖方购买1400万股普通股票（被售股份）。

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree:

基于双方在此的相互承诺以及其他的惠利，达成本协议如下：

1.                   Definitions.  As used herein, the capitalized terms shall have the meanings set forth below:

定义。大写开头的词汇进行如下定义：

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“联属方”是指任何的，直接或间接通过一个或多个中介机构，控制某一个实体的，或者被某一个实体控制的，或者被共同的实体控制的，实体。这些术语同美国证券法规则405条中的术语具有相同的解释和应用。

“Agreement” means this Stock Purchase Agreement and all schedules and exhibits attached hereto, as the same may be supplemented, modified or otherwise amended from time-to-time.

“协议” 是指本股权购买协议以及所有披露文和附件，以及进一步补充、修动、调整和修改的文件。

“Closing” means the consummation of the sale and purchase of the Shares as contemplated under this Agreement.

“交割”是指本协议所拟定的股份买卖完成。

“CNRR-Canada” means CN Resources, Inc., a corporation incorporated under the laws of Ontario, Canada.

“CNRR-加拿大”是指在加拿大安大略省注册的CN Resources, Inc.。

“Common Stock” means the common stock of the Company, par value $.00001 per share.

“普通股”是指公司的，面值为每股0.00001美元的普通股。

“Company” shall have the meaning set forth in the preamble.

“公司”如序言中所指。

“Contract” means any contract, agreement, commitment, arrangement, undertaking or understanding of any kind whatsoever, written or oral, together with all related amendments, modifications, supplements, waivers and consents.

“合同”指任何形式的，口头或书面的，合同，协议，承诺，安排，保证，或理解，以及所有有关的修订，修改，补充，弃免及准许。
“Dollar or Dollars” means the United States dollar or dollars.

“美元”指美国的流通货币。

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations thereunder, each as amended.

“交易法”是指美国1934年制定的证券交易法，据此制定的法规和制度，以及其修改案。

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, or preemptive right.

“留置权”是指留置权，押记，质押，担保权益，产权负担，购买优先权或 优先购买权。

“Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of the Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company or CNRR-Canada, or (iii) a material adverse effect on Seller’s ability to perform in any material respect on a timely basis his obligations hereunder.

“重大不利影响”是指（i）对本协议的合法性、有效性或可执行性产生的重大不利影响，（ii）对公司和CNRR-加拿大的运营，资产，业务，前景或状况（财务或其他）产生的重大不利影响，或（iii）对卖方及时履行本协议规定的重要条款的能力产生的重大不利影响。

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“实体”泛指自然人或公司，合伙企业，信托，法人或非法人组织，合资企业，有限责任公司，股份有限公司，政府（或政府机构或分支机构）或其他任何种类的实体。

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“诉讼程序”指已经开始或者受威胁的法律诉讼，索赔，诉讼，调查或法律程序（包括但不限于，非正式的调查或部分程序，如提供供状等）。

“Purchaser” shall have the meaning set forth in the preamble.

“买方”如序言中所指。

“SEC” means the U.S. Securities and Exchange Commission.

“证交会”指美国证券交易委员会。

“Schedule” means each schedule attached hereto on which the parties hereto disclose information as part of their respective representations and warranties.  The number of each Schedule corresponds to the section number of the representation or warranty that it pertains.

“披露文”是指本协议所附的，双方作为其陈述和保证条款一部分所提供的披露信息附件。每个披露文编号和有关的陈述保证的条款编号一致。

“Securities Act” means the Securities Act of 1933, and the rules and regulations thereunder, each as amended.

“证券法”是指美国1933年制定的证券法，据此制定的法规和制度，以及其修改案。

“Seller” shall have the meaning set forth in the preamble.

“卖方”如序言所指。

“Shares” shall have the meaning set forth in the Recitals.

“被售股份”如序言所指。

“Trading Day” means a day on which the principal Trading Market is open for trading.

“交易日”指美国主要交易市场开放交易日。

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).  As of the date hereof the Trading Market is OTC QB.

“交易市场”是指任何普通股上市或挂牌买卖的市场或交易所：纽约证券交易所，美国证券交易所，纳斯达克资本市场，纳斯达克全球市场，纳斯达克全球精选市场，纽约证券交易所，柜台和场外交易市场等等。协议当日的交易市场是 OTC QB。

2.                   Purchase and Sale of the Shares/

购买和出售股份。

2.1.              Purchase Price.  Subject to and upon the terms and conditions of this Agreement, at the Closing, Seller will sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Seller, the Shares for the total purchase price of Two Million One Hundred Thousand Dollars ($2,100,000) (the “Purchase Price”).

购买价格。基于本协议的条款和条件，在交割时，卖方将出售，转让，转易交付给买方，而买方须向卖方购买，获取，接受被售股份，并向卖方支付购买价共计二百一十万美元（$2,100,000）（购买价）。

2.2.            Closing.  Except as provided in Section 2.3, the Closing shall take place on the date of this Agreement by exchange of electronically executed documents, or by such other methods or at such other location as may be mutually agreed upon by Seller and Purchaser.

交割。除第2.3款规定外，交割将在本协议签署的当日，以交换电子文件执行，或通过由卖方和买方共同商定的其他方式，或在其他地方执行。

2.3.             Seller Closing Deliveries:  At the Closing, the Seller will (i) deliver to the transfer agent of the Company (the “Transfer Agent”) such stock power and other documents reasonably requested by such Transfer Agent to cancel the certificate or certificates representing the Shares registered in Seller’s name or for the benefit of Seller; (ii) cause the Transfer Agent to deliver to Purchaser a new certificate evidencing the Shares hereby purchased, issued to Purchaser, duly signed by the appropriate officers of the Company, or to properly register such Shares in the name of Purchaser, and (iii) cause the Transfer Agent to deliver to Seller a new certificate evidencing 5,000,000 shares of Common Stock, issued to Seller, duly signed by the appropriate officers of the Company, or to properly register such shares of Common Stock in the name of Seller.

卖方交割交付文件：在交割时，卖方将（i）向公司的过户代理公司（过户代理公司）递交股权转让授权书以及过户代理公司合理要求的其他文件，以便取消代表被售股份的，注册在卖方名下或卖方受益的股权证，（ii）促使过户代理公司向买方发放新的，由公司有关管理人签署的，代表被售股份的股权证，或者有效地把被售股份注册在买方名下，以及（iii）促使过户代理公司向卖方发放新的股权证，代表500万股份，由公司有关管理人签署的，或者有效地把该500万股注册在卖方名下。

2.4.             Purchaser Closing Delivery:  At the Closing, Purchaser shall deliver to Seller, by wire transfer of immediately available funds to an account designated by Seller in writing in advance, the Purchase Price.

买方交割支付文件：在交割时，买方须向卖方，以即时可用资金电汇至卖方事先书面指定的账户所应付购买价款。

3.                   Representations and Warranties of Company and Seller.  The Company and Seller hereby represent and warrant to the Purchaser, jointly and severally, as follows:

公司和卖方的陈责叙述和担保。公司和卖方共同及个别向买方作如下陈述和担保：

3.1.              Company.  Each of the Company and CNRR-Canada is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor CNRR-Canada is in violation or default of any of the provisions of its respective certificate or articles of incorporation or bylaws.  Each of the Company and CNRR-Canada is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

公司陈责和担保。本公司及CNRR-加拿大在其注册成立司法权管辖地是依法正式注册成立，有效存续及有良好的信誉的公司，依法拥有和使用其资产的权利，开展经营其目前正在进行的商业业务的权利和资格。本公司及CNRR-加拿大没有违反和违背任何公司注册宪章之约定或章程细则的规定。本公司及CNRR-加拿大在其他因其业务经营和资产拥有所需要注册的司法管辖区都拥有正式开展业务的资格，并享有良好的声誉。公司在任何司法管辖区都没有面临撤销，限制或削减或寻求撤销，限制或减少经营业务的权力、授权或资格的诉讼程序。

3.2.              Subsidiaries.  The Company owns, of record, all of the issued and outstanding capital stock or other equity interests of CNRR-Canada, free and clear of any Liens.  All of the issued and outstanding shares of capital stock of CNRR-Canada are duly authorized, validly issued, fully paid, and non-assessable.  There are no outstanding options, warrants, rights, agreements, contracts, calls, commitments or demands of any character obligating CNRR-Canada to issue any authorized but unissued capital stock or securities, including securities convertible into or evidencing the right to purchase any capital stock or other securities of CNRR-Canada.  Other than CNRR-Canada, the Company does not own, directly or indirectly, any equity interests of any other entity.

附属公司。本公司拥有CNRR-加拿大所有已发行和流通的股份，所有股权权益没有任何留置权。所有已发行的CNRR-加拿大股权已获正式授权，有效发行，缴足股本，毋庸评价。所有CNRR-加拿大股权都按有关证券法的要求发行。CNRR-加拿大没有任何尚未行使的，有可能需要该公司发行股份，包括可转换成有权购买CNRR-加拿大股份的证券的认股期权，认股证，认股权利，协议，合同，认购通知等。除CNRR-加拿大之外，本公司不直接或间接拥有任何其他公司的任何权益。

3.3              Capital Stock.  There are 26,100,000 shares of the Common Stock issued and outstanding as of the date hereof.  Schedule 3.3 contains a list of all current shareholders of the Company.  All of such shares are validly issued, fully-paid and non-assessable, and have been issued in accordance with applicable securities laws.  None of the Company’s preferred stock has been issued.  There are no outstanding options, warrants, rights, agreements, contracts, calls, commitments or demands of any character obligating the Company to issue any authorized but unissued stock or to redeem any capital stock or securities, including securities convertible into or evidencing the right to purchase any capital stock or other securities of the Company, or obligating Seller to sell any of the Shares.

股本。本公司有26,100,000股已发行流通的普通股。披露文3.3罗列了公司目前的所有股东。所有股份均依据适用法律有效发行，缴足股款，毋庸评价。所有公司股权都按有关证券法的要求发行。本公司的优先股尚未发出任何股票。没有尚未行使的，有可能需要公司发行股份，包括可转换成有权购买公司股份的证券的，或者要求卖方必须出售股权的，认股期权，认股证，认股权利，协议，合同，认购通知等等。

3.4.              Shares.  Seller owns, both beneficially and of record, all of the Shares free and clear of all Liens.

股份。卖方直接登记拥有和实益拥有所有被售股份，被售股份没有附带任何留置权。

3.5              Authorization; Enforcement.  Each of the Company and Seller has the requisite power, authority and capacity to enter into this Agreement and to perform its or his obligations hereunder.  The execution and delivery of this Agreement and the performance of its obligations hereunder by the Company have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders.  This Agreement, upon delivery, will have been duly executed by the Company and Seller and, when delivered, will constitute the valid and binding obligation of the Company and Seller enforceable against the Company and Seller in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law or public policy.

授权；执行。本公司和卖方各自拥有必要的权力，授权和能力签订本协议，执行本协议规定条款及履行各项义务。本公司签署、执行和交付本协议以及履行协议各条款已经得到公司的适当授权，无需公司、公司董事会或股东的进一步授权。本协议，一经签订交付，将构成对本公司与卖方根据协议条款构成有效和有法律约束力的、可以强制执行的义务，仅受限于如下情况 (i) 通常公平原则下的法律条款限制，适用于破产，资不抵债，重组，延期偿付法律条款限制，影响债权人权利执行的那些普遍适用的其他法律规定，(ii) 关于具体履行条款、强制性缓剂和其他公平性补偿等相关法律条款，(iii) 补偿和贡献等条款受相关适用法律规定的限制，或者是公共政策的限制。

3.6.              No Conflicts.  The execution, delivery and performance by the Company and Seller of this Agreement and the consummation by the Company and Seller of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or CNRR-Canada’s certificate of incorporation or bylaws, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or result in the creation of any Lien upon any of the properties or assets of the Company or CNRR-Canada under any agreement, instrument or other understanding to which the Company, CNRR-Canada or Seller is a party or by which any property or asset of the Company or CNRR-Canada is bound, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company, CNRR-Canada or Seller is subject, or by which any property or asset of the Company or CNRR-Canada is bound; except in the case of each of clauses (ii) and (iii), such as could not reasonably be expected to result in a Material Adverse Effect.

无冲突条款。本协议的签订、交付和履行以及本协议所述交易的成功交割，现在不会将来也不会产生如下冲突：(i) 和公司以及CNRR-加拿大的公司注册文件、章程产生冲突， (ii) 和公司和CNRR-加拿大现有的协议、文件、默契构成冲突或违约（或者在被通知后，或随着时间推移会构成违约），从而导致对公司资产和财务产生留置权， (iii) 导致违反任何约束公司或CNRR-加拿大，或公司或CNRR-加拿大的资产的法律，规则，规例，命令，判决，禁令，任何法院或政府机关的规定，或产生冲突。上列（ii）(iii)中指的是不能合理认为会成为重大不利因素的情况。

3.7.             SEC Reports.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

证交会报告。本公司已经向证交会提交了本协议之前两年之内的所有报告，报表，表格，财务报表，并根据证券法和证券交易法提交了本公司其他文件，包括根据证券交易法第13（a）或15（d）应该提交的报告（规定需要报告的文件即使少于两年时间也提交了报告）（上述材料，包括其附件，以下统称为“证交会报告”）所有报告都按时申报或者申请延期，并且都在延期内提交报告。在所有相关日期，证交会报告遵循和符合证券法和交易法的要求，证交会报告在提交时不含不真实内容或者遗漏需要披露的内容从而使公司的陈述对公众产生误导。

3.8.             Financial Statements.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited interim financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited interim statements, to normal, immaterial, year-end audit adjustments.

财务报表。证交会报告中包括的财务报告，在所有重大方面，符合适用的会计原则和证交会的规则和规例。这些财务报告是按照美国通用会计准则准备的并且是前后一致使用的（GAAP），如果有偏差，也都在财务报告或者在财务报表说明中说明。公司财务报告公平地反映了公司的整体财务状况，公司的经营状况、公司的现金流动情况。没有经过审计的季报中，也只会存在正常的年终不是重大的调整项目。

3.9.             Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in an SEC Report filed prior to the date hereof:  (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) except as set forth on Schedule 3.9, the Company has not issued any equity securities to any officer, director or Affiliate, or any of their family members or Affiliates except pursuant to existing Company stock option plans, if any.  The Company does not have pending before the SEC any request for confidential treatment of information.  Except for the transfer of the Shares contemplated by this Agreement or as set forth on Schedule 3.9, no event, liability, fact, circumstance, occurrence or development has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company or its subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one trading day prior to the date that this representation is made.

重大变动：未公开的事件，负债或发展情况。在证交会报告中含有的最近一次财务审计报告，自最近一次审计过的财务报告以及披露过的信息之外：（i）公司没有发生任何造成或者会造成重大不利影响的事件和情况，（ii）公司除了（A）正常的应付账款和日常业务产生的计提费用以外，和（B）根据通用会计准则不需要体现的债务或者证监会不要求披露的债务之外，没有发生正常业务之外的债务和或有债务。（iii）公司没有改变会计方法，（iv）公司没有分配红利或者将公司现金、资产分配给股东，也没有购买、赎回或者是签订协议购买或赎回公司发行的股票， （v）除了披露文3.9所述之外以及公司现在存在的股权认购计划（如果有）之外，公司没有给董事、管理人员、相关人员或者其家庭成员发行过任何股票。公司目前没有向证交会申请任何方面的信息保密要求。除了本协议拟定的股权交易之外以及披露文3.9所述之外，本公司或其附属公司各自的业务，物业，营运，资产或财务状况等等，不存在也没有发生任何事件，债务，事实，情况，或可合理预期会发生或存在的债务，依据证券法规要求，在做出本陈责时依法要求提前一个交易日之前做出披露事件、债务或情况。

3.10.           Sarbanes-Oxley; Internal Accounting Controls.  The Company and its subsidiaries are in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.  Except as set forth in Schedule 3.10, the Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that:  (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and its subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and its subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its subsidiaries that have materially affected, or are reasonably likely to materially affect, the internal control over financial reporting of the Company or its subsidiaries.

萨班斯 - 奥克斯利法案：内部会计控制。本公司及其附属公司符合2002年制定的Sarbanes-Oxley法案中的各项有效期内的要求和各种适用规定，以及任何及所有证交会颁布的适用规则及规例。除载于披露文3.10之外，本公司及其附属公司维持内部会计控制机制足以提供合理保障系统：（i）交易乃根据管理层的一般或特定授权执行，（ii）交易记录可以符合按照通用会计准则编制财务报表的要求提供和维持资产问责保护，（iii）接触资产只允许按照管理层的一般或特定授权方可进行，（iv） 登记资产和实际存在资产在合理时间间隔内定期比较，如果有差异及时采取行动和措施补救。本公司及其子公司已有信息披露控制和程序（按照交易法第13a-15（e）及15d-15（e）条定义）本公司及其附属公司制定了信息披露控制及程序，以确保所需的信息按照或根据交易法的要求及时记录，处理，总结和报告，在证交会的规定的内容、格式和期限内予以披露。公司负责信息披露控制机制和程序的管理人员已经就其有效性进行评估。评估是在最近一次定期向证交会提供报告时进行的。评估的结论在最近一次给证交会提供的报告中进行了披露。自上个评估日开始，公司在财务报告（术语由交易法定义）内部自控方面没有产生任何变化。

3.11.           Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration.  The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

上市和维护要求。公司普通股是根据交易法第12（b）或12（g）注册登记的，公司没有打算取消按照交易法注册登记的股票，没有任何动作，也没有接到证交会的任何取消注册登记的通知。公司在此之前的12个月内没有收到任何交易市场的通知，陈述公司的股票不符合继续交易和满足维护的要求。公司不认为也没有原因相信公司的股票在可预见的未来不会符合继续上市交易和维护的要求。

3.12.           No Prior Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, has made any offers or sales of any security or solicited any offers to buy any security of the Company in the last six months.

没有以前的销售。 在过去的6个月内，公司，其联属方和任何实体都没有直接或间接向任何人征询出售或购买公司股票，也没有授权任何人代表公司出售或购买公司股票。

3.13.           Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has: (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

M规章的合规性。 本公司没有，也没有委托任何人：（i）直接或间接操作去稳定股票价格或者操纵股票价格以便利于出售股份， （ii）出售，购买或者支付任何人费用去购买被售股份，（iii）没有支付或者同意支付任何实体任何费用去购买公司的任何证券。

3.14.            Intangibles.  The Company does not own any trademarks, trademark registrations or applications therefor, trade names, patents or applications therefor, copyrights, copyright registrations or applications therefor.  No claim has been made against the Company that the Company has infringed any unexpired patent, trademark, trademark registration, trade name, copyright, copyright registration, trade secret or any other proprietary or intellectual property right of any party in connection with the operation of its business.

无形资产。本公司并不拥有任何商标，商标注册或申请商标，专利、著作权，版权登记。没有任何人对公司提出补偿要求，本公司没有侵犯任何未到期的专利，商标，商标注册，商标名称，版权，著作权登记，商业机密或者任何一方的任何其他专有权或知识产权。

3.15.            Title to Assets.  Neither the Company nor CNRR-Canada owns any real property.  Schedule 3.15 sets forth all personal property owned by them that is material to the business of the Company and CNRR-Canada. The Company and CNRR-Canada have good and marketable title in all such personal property, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and CNRR-Canada and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties.

资产所有权。本公司及CNRR-加拿大不拥有任何不动产。披露文3.15罗列了公司及CNRR-加拿大所拥有的，对齐业务关系重大的动产。本公司及CNRR-加拿大所拥有的其他财产具有可以自由出售的所有权，不附带任何留置权，除非（i）留置权对于资产价值没有重大影响，也没有影响公司资产的实质上的使用权（ii）留置权用于支付联邦，州或其他税项而根据通用会计准则做的适当的计提，这样安排支付既不会迟交税款也不会受到任何处罚。

3.16.            Contracts.  Schedule 3.16 lists all Contracts to which the Company is a party.  A true copy of each written Contract listed in Schedule 3.16 has been furnished to Purchaser and a summary of each oral Contract is set forth in Schedule 3.16.  Except as set forth on Schedule 3.16, (i) each Contract is legal, binding, enforceable and in full force and effect; and will continue to be legal, binding, enforceable and in full force and effect on identical terms following the Closing; (ii) the Company has complied in all material respects with all provisions of each Contract, and to the knowledge of the Company and Seller, any other party to each Contract is not in breach or default under the Contract, and no event has occurred which with notice or lapse of time would constitute a breach or default by the Company or, to the knowledge of the Company and Seller, any other party; and (iii) no party has repudiated any provision of any Contract.

合同。披露文3.16罗列了公司是合同方的所有合同。披露文3.16所列举的书面合同的真实复印件已经交给买方。披露文3.16包括了口头合同的简述。除了披露文3.16的陈述以外，（i）每份合同都合法，有约束力，可执行，并完全有效；并在交割完成后以同样的条款继续合法，有约束力，可执行，并完全有效；（ii）公司基本执行了各合同里的条款，并且，据公司和卖方所知，各合同的其他方没有违约，也没有发生在被通知以后或随着时间推移会构成公司违约，或据公司和卖方所知构成他方违约，的任何事件发生；并且，（iii）没有任何一方否认任何的合同条文。

3.17.            Compliance.  Neither the Company, CNRR-Canada, nor Seller: (i) is in default under or in violation of, nor has the Company, CNRR-Canada, or Seller received notice of a claim that it is in default under or that it is in violation of, any agreement or any other instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.
合规性。据本公司及卖方所知，本公司、CNRR-加拿大以及卖方都没有：（i）在任何协议上违约（不管这种违约是否已经被放弃追诉），（ii）违反任何法院，仲裁机构或其他政府机关的判决，法令，或命令，（iii）违反法规，规则，条例或任何政府机关的规定，包括但不限于有关所有国外，联邦，州和地方税收，法律，环保，职业健康安全，产品质量安全以及就业和劳工事务的规定。那些在任何一种情况下都不能造成或导致重大不利影响的除外。

3.18.            Taxes.  Schedule 3.18 lists all tax returns that the Company has filed within the last three years.  A true copy of each such tax return listed in Schedule 3.18 has been furnished to Purchaser.  Except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, the Company and CNRR-Canada each (i) has made or filed all United States federal, state and local income, and all foreign income, and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or CNRR-Canada know of no basis for any such claim.

税收。披露文3.18罗列了公司在过去三年所递交的所有的报税表。披露文3.18所罗列的每一份报税表的真实复印件以交给买方。除了不能造成重大不利影响事宜外，本公司及CNRR-加拿大（i）已作出或申报所有相关美国联邦，州和地方所得税，以及所有外国收入，特许经营权纳税申报表，报告和任何司法管辖区范围内必须声明的报告，（ii）已支付所有税款及其他政府评估应该缴纳的税款（iii）已经准备和提留合理和足够支付所有重大税收款项。公司没有未付税款，也没有收到税务局任何需要缴税的任何通知，公司和CNRR-加拿大管理人员认为没有任何需要补交税款的基础。

3.19.            Litigation.  There is no Proceeding which (i) adversely affects or challenges the legality, validity or enforceability of any of the Agreement or the Shares or (ii) would, if there were an unfavorable decision against the Company, CNRR-Canada or Seller, have or reasonably be expected to result in a Material Adverse Effect.  There is not pending or, to the knowledge of the Company and Seller, contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

诉讼。 公司现在没有诉讼程序 （i）会对公司任何协议和股权产生不利影响或挑战其合法性，有效性，（ii）即使有对本公司，CNRR-加拿大或卖方不利的决定，也不会产生或导致重大不利影响。据公司及卖方所知，不存在证交会涉及对本公司或本公司任何现任或前任董事或高级人员的任何调查。证交会并没有根据交易法或证券法发出任何停止令或其他命令暂停或终止公司的任何注册文件的有效性。

3.20.            Permits and Licenses.  The Company and CNRR-Canada have all certificates, authorizations, permits, licenses, orders and approvals (collectively, “Permits”) issued by all federal, state, local or foreign governmental or regulatory bodies required for each of them to carry on their respective business as presently conducted, except where the failure to possess such Permits could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor CNRR-Canada has received any notice of proceedings relating to the revocation or modification of any Permit.

许可证及牌照。本公司及CNRR-加拿大都拥有正常经营的授权，许可，执照及批准证书（统称“许可证”）所有联邦，州，地方或外国政府或监管机构要求的许可证齐备，不备的证照不会对正常业务造成重大不利影响的除外。本公司及CNRR - 加拿大没有收到任何有关的许可证的撤销或修改的通知。

3.21.            Broker Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Agreement.  Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Agreement.

经纪费用。就本协议所拟定交易，本公司无需支付佣金、介绍费给任何经纪，财务顾问，顾问，介绍人，配售代理，投资银行家，银行或其他人。买方现在和将来都无需对此协议中所拟定交易和本条款所述任何费用负有任何责任。

3.22.            Approvals.  Neither the execution and delivery by Seller or the Company of this Agreement, nor the consummation by the Company or Seller of the transactions contemplated by this Agreement, requires the consent or approval of, or the giving of advance notice by the Company or Seller to, or the registration by the Company and Seller with, any federal, state, local or foreign governmental authority.

批准。 本协议签订和拟定交易的交割都不需要本公司或卖家事先向联邦、州（省）或地方政府登记备案，也不需要取得相关政府的同意或批准。

3.23.            Employees.  Other than Seller, the Company does not have, and has never had any employees.

雇员。除卖方外，公司现在没有，过去也没有雇员。

3.24.            Employee Compensation Plans.  Neither the Company nor CNRR-Canada maintains or contributes to, or has any obligation to contribute to or has any liability (including a liability arising out of an indemnification, guarantee, hold harmless or similar agreement) with respect to any plan, program, arrangement, agreement or commitment which is a written employment, consulting or deferred compensation agreement, or a written executive compensation, incentive bonus or other bonus, employee pension, profit sharing, savings, retirement, stock option, stock purchase, stock appreciation rights, severance pay, life, health, disability or accident insurance plan, or other written employee benefit plan, program, arrangement, agreement or commitment.  Neither the Company nor CNRR-Canada has any liability with respect to an obligation to provide benefits, including death or medical benefits (whether or not insured) with respect to any Person.

员工薪酬计划。本公司及CNRR-加拿大没有参与、贡献或有任何义务作出贡献或具有任何责任（包括赔偿的责任，担保或类似协议）就任何计划，方案，安排，协议或承诺产生任何负债责任，没有雇佣，咨询或递延补偿协议，高管薪酬，激励奖金或其他奖励，职工养老，利润分享，储蓄，退休，股票期权，股票购买，股票增值权，遣散费，生命，健康，残疾或意外保险计划，或其他书面雇员福利计划，按排，协议或承诺。现在本公司及CNRR-加拿大没有提供福利，包括死亡或医疗福利（不论是否投保）或对任何实体承担任何责任。

3.25.            Shareholder Loans; Transactions with Affiliates.  Except as set forth in Schedule 3.25, there are no outstanding shareholder loans to either the Company or CNRR-Canada.  Except as set forth in the SEC Reports, none of the officers or directors of the Company or CNRR-Canada and, to the knowledge of the Company and Seller, none of the employees of the Company or CNRR-Canada is presently a party to any transaction with the Company or CNRR-Canada (other than for services as employees, officers and directors), other than for: (i) payment of salary or consulting fees for services rendered, and (ii) reimbursement for expenses incurred on behalf of the Company or CNRR-Canada.

股东借款和关联公司的交易。除了披露文3.24所列之外，没有其他股东对于公司或CNRR-加拿大的借款。除了在证交会报告中披露之外，公司管理人员和董事和公司以及CNRR-加拿大没有其他相关交易（作为管理人员、雇员和董事服务费除外）除非：（i）雇员工资和咨询费除外，（ii）为公司垫付费用报销除外。

3.26.            Insurance.  The Company and CNRR-Canada have obtained adequate insurance against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and CNRR-Canada are engaged.

保险。公司和CNRR-加拿大根据情况和行业习惯要求为维护公司正常运转所需要的保险如有必要，则已经投保。

3.27.            Foreign Corrupt Practices.  Neither the Company nor CNRR-Canada or any agent or other Person acting on behalf of the Company or CNRR-Canada, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or CNRR-Canada (or made by any Person acting on its behalf of which the Company or Seller is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

海外反腐败法。本公司、CNRR-加拿大以及卖方，公司的任何代理人等都没有如下情形：（i）直接或间接用任何资金非法捐款，赠款，娱乐或向外国或国内的政治活动提供非法费用，（二）任何非法支付给国外或国内政府官员或雇员，或从公司资金支付任何国外或国内政党或竞选，（iii）没有充分披露本公司或CNRR-加拿大提供任何违法捐款（或者公司和卖方应该知道的代表其行事的任何人士捐款），（iv）在任何重大方面违反了1977年制定的国外反腐败法的任何条款。

3.28.            Investment Company. The Company is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

投资公司。本公司不是投资公司也不是任何投资公司的联属关联公司。‘投资公司’由1940年制定的（修订的）投资公司法定义。

3.29.            Registration Rights.  No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or CNRR-Canada.

登记注册权。任何实体都无权迫使公司或CNRR-加拿大依据证券法就公司或CNRR-加拿大的证券向证监会注册登记。

3.30.            Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Company and Seller confirm that neither the Company, Seller, nor any other Person acting on their behalf has provided Purchaser or its agents or counsel with any information that they believe constitutes or might constitute material, non-public information.  The Company and Seller understand and confirm that Purchaser may rely on the foregoing representation in effecting transactions in securities of the Company.  All of the disclosure furnished by or on behalf of the Company or Seller to Purchaser regarding the Company and CNRR-Canada, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.  Each of the Company and Seller acknowledges and agrees that Purchaser has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4 hereof.

信息披露。除了本协议规定的条款和条件，公司和卖方确认公司和卖方或者其代理人没有向买方及其代理人、律师提供任何重要的非公众公布的信息。公司和卖方明白确认买方是依据以上陈责条款从而实现本协议中的交易。任何关于公司和卖方的披露信息给买方，包括披露信息的附件，都不含有不实和虚假信息，也没有遗漏重要信息没有披露从而使整个信息披露对买方产生重大误导。公司此前12个月内的新闻发布不含有重大不实信息，也没有遗漏重大信息的披露从而造成重大误导。公司和卖方承认和同意买方除了第四款中的陈责叙述和担保之外，并没有就本协议所拟定交易作出其他陈责叙述。

4.                   Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants to the Seller as follows:

买方的陈责叙述和保证。买方特此分割陈述和保证如下：

4.1.              Organization; Authority.  Purchaser is a business company duly formed under the laws of the People’s Republic of China with full right, company power and authority to enter into and to consummate the transactions contemplated by the Agreement and to perform its obligations hereunder. The execution and delivery of the Agreement and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary company action on the part of Purchaser.  This Agreement, when delivered, has been duly executed by Purchaser and will constitute the valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law or by public policy.

组织和授权。 买方是依据中华人民共和国相关法律成立的公司，拥有完整的权利、公司权利和授权签订本协议、完善该协议所拟定的交易，以及履行本协议所应尽义务的权利。本协议的签订和交付和执行条款方面买方应经取得应该取得的所有授权。本协议，一经签订交付，将对买方根据协议条款构成有效和有法律约束力的、可以强制执行的义务，仅受限于如下情况 (i) 通常公平原则下的法律条款限制，适用于破产，资不抵债，重组，延期偿付法律条款限制，影响债权人权利执行的那些普遍适用的其他法律规定，(ii) 关于具体履行条款、强制性缓剂和其他公平性补偿等相关法律条款，(iii) 补偿和贡献等条款受相关适用法律规定的限制，或者是公共政策的限制。

4.2.             Own Account.  Purchaser understands that the Shares are "restricted securities." Purchaser is acquiring the Shares for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law.  Purchaser has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Shares in violation of the Securities Act or any applicable state securities law.

自身的帐户。买方理解所购买的股份属于“受限制的证券。”买方是为自身账户收购股份，而不是为了分发或转售该股份从而违反证券法或任何适用的州证券法的任何适用条款部分。买方目前无意进一步转售任何股票从而有违反证券法或任何适用的州证券法，也没有直接或间接的和任何人安排或达成默契，从而与他人分发或转售出股票违反证券的出售法规或任何适用的州证券法法规。

4.3.             Purchaser Status.  Purchaser is either:  (i) an "accredited investor" as defined in the Securities Act, (ii) a "qualified institutional buyer" as defined in the Securities Act, or (iii) a non U.S.-Person as such term is defined in Rule 902 of Regulation S promulgated under the Securities Act, and Purchaser is able to bear the economic risk of an investment in the Securities.  Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

买方情况。买方可以被视为是：（i）由证券法定义的“认可投资者”，或者是（ii）由证券法定义的“合资格机构买家”。买方依据交易法第15条规定不需要作为经纪交易商注册。

4.4.              Experience of Purchaser.  Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

买方的经验。买方，单独或连同其代表，有这样的知识，阅历和在业务及财务方面的经验，以便能够评估投资的优点和潜在投资股份的风险，并且已经评估了本次投资的优缺点。买方可承受股份投资的经济风险，在目前的时点能够承受投资完全丧失的风险。

4.5.            General Solicitation.  Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

公共招揽。买方购买股份并不是由于任何广告，文章，通知或其他通讯，发表在任何报章，杂志或类似媒体的文章，也不是由于广播，电视或电台或任何研讨会或任何其他公共招揽或公共广告的结果。

4.6.             No Conflicts.  The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of Purchaser’s Articles of Association, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under any agreement, instrument or other understanding to which Purchaser is a party, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Purchaser is subject; except in the case of each of clauses (ii) and (iii), such as could not reasonably be expected to result in a Material Adverse Effect.

无冲突条款。本协议的签订、交付和履行以及本协议所述交易的成功交割，现在不会将来也不会产生如下冲突：(i) 和买方公司注册文件、章程产生冲突， (ii) ：构成违约（或者变成会被通知违约或时间上失效而产生违约的情况）或者和现在公司的协议、文件、默契构成冲突, (iii) 导致违反任何法律，规则，规例，命令，判决，禁令，任何法院或政府机关的规定，或产生冲突。上列（ii）(iii)中指的是不能合理认为会成为重大不利因素的情况。

5.                   Covenants of Parties.

协议各方的共同约定。

5.1.              Board of Directors.  Immediately after the consummation of the purchase and sale of the Shares, Seller, as the sole director of the Company, shall execute such resolutions that are necessary to increase the size of the Board of Directors of the Company from one to three pursuant to the bylaws of the Company and to elect two individuals designated by Purchaser to serve as directors of the Company, in addition to Seller, subject to compliance with applicable SEC requirements.

董事会。被售股份买卖交割完成后，卖方，作为公司的独一董事，需按公司章程的规定买卖双方共持有约72.80%的公司发行股份，双方应该立即将公司董事签署所需决议，把公司董事会的人数从1人增加至3人，并且选举买方指派的2名代表和卖方一起作为公司的董事，惟须遵守适用的证交会的规定。

5.2.              Organization of CNRR-Canada.  Immediately after the Closing, the Company shall execute, and shall cause CNRR-Canada and its board of directors to execute, such resolutions, documents and instruments as necessary and appropriate to (i) elect the same individuals who are directors of the Company to serve as directors of CNRR-Canada, (ii) appoint the officers who are officers of the Company to serve as officers of CNRR-Canada, and (iii) document that the Company is the sole shareholder of CNRR-Canada.

CNRR-加拿大的组织。交易完成后，公司应立即着手完成CNRR-加拿大的董事会文件（i）选举公司董事会成员为CNRR-加拿大董事会成员，（ii）委任公司管理人员为CNRR-加拿大公司管理人员，（iii）完成文件记录归档公司为CNRR-加拿大的唯一股东。

5.3.             Private Offering of New Shares.  Within thirty (30) days after the Closing, provided that the actions set forth in Sections 5.1-5.2 have been accomplished, the Company shall offer to sell, in a private offering pursuant to applicable exemptions under the Securities Act and applicable state securities laws, shares of Common Stock to Purchaser and Seller, at a purchase price approved by the board of directors of the Company, for a total investment of $6,000,000.  Purchaser and Seller shall subscribe to, and purchase, shares in such offering for a total investment of $5,000,000 and $1,000,000, respectively, each at the same price per share as paid by the other.

新股私募。在交割完成后的30天之内以及上述5.1和5.2完成后，公司将依据证券法和有关州证券法中的豁免条款，采取私募发行的方式，向买方和卖方发行总投资额为600万美元的新的普通股份，售价按公司董事会决定。买方和卖方将在此私募发行中以同样的售价认购和购买总投资额分别为500万美元和100万美元的股份。

5.4.              Securities Laws Disclosure; Publicity.  The Company shall (a) by 9:30 a.m. (New York City time) on the Trading Day immediately following the Closing, issue a press release disclosing the material terms of the transactions contemplated hereby, (b) file a Current Report on Form 8-K, including the Agreement as exhibit thereto, with the SEC within the time required by the Exchange Act, and (c) file any other documents and instruments required by the Exchange Act in connection with the consummation of the transactions contemplated hereby with the SEC and any state securities regulatory authorities.  From and after the issuance of such press release, the Company represents to Purchaser that it shall have publicly disclosed all material, non-public information delivered to Purchaser by the Company or Seller in connection with the transactions contemplated hereby.

证券法披露要求：信息披露。公司将（a）在交易完成的下一个交易日纽约时间的上午9:30发布公开信息，披露本文件的重要条款，（b）依照证券交易法的要求，向美国证监会申报8-K现时报告，并将本协议作为附件。（c）依据证券交易法和各州的证券法向证监会或各州申报必要的文件。公开信息发布时和发布后，公司向买方陈述公司已经就本协议中重大的非公开信息进行了公开披露。

5.5.              Transfer Restrictions.

(a)                The Shares may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Shares other than pursuant to an effective registration statement or Rule 144 under the Securities Act to the Company or to an Affiliate of Purchaser (in a “no-sale transaction”), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by such transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Section.

股权只有在和相关联邦和州证券法合规的情况下才可以出售。当买方要将所持股票转卖给联属公司时，或者当买方需要出售股票给公司（所谓‘无出售交易’）而又不是通过向证监会注册登记或者通过证券法144条规定豁免条款出售时，公司可能会要求转让方给公司出示律师的法律意见书，陈述转让无需向证监会登记注册即可出售的法律依据。律师由出售方选择，通常合理情况下，公司会予以接受。作为转让的条件，受让方应该书面同意受制于本条款约束。

(b)               Purchaser agrees to the imprinting, so long as is required by this Section, of a legend on any of the certificates representing the Shares in the following form:

如果本条款有要求，买方同意在股权证书上印上如下文字：

THIS SECURITY HAS NOT BEEN  REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE FORM AND SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

本股份依赖于1933年证券法以及后续修订法律的注册登记豁免条款发行，还没有向美国证券监理委员会或任何州的证券证券委员会注册登记，因此，本股票除非以下情况否则不可以交易：成功有效向美国证监会注册登记，依赖于证券法中适用的豁免条款，以及依赖于联邦证券法和相关州立证券法中注明不需要注册登记的交易，这种情况下转让方需要由律师出具并向公司提供法律意见书，意见书的内容和格式应该是公司正常情况下可以接收的内容和格式。

6.                   Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, or (c) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

通知。任何及所有本协议允许的通知、通讯和交付文件都应以书面为准，并且应视为是在如下最早日期送达：（a）传送的日期，如果该通知或通讯是通过传真或电子邮件的方式在规定的交易日签字传送，传送以交易日下午5:30（纽约时间）之前传送为准并以签字页传真号码和电子邮件地址为准，（b） 如果传送日期不是交易日或者传送在下午5:30（纽约时间）之后传出，送达日期为下一个交易日，（c） 接收方实际收到通知的日期。通知和通讯送达地址应该在签字页注明。

7.                  Fees and Expenses.  Each party shall pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of the Shares to Purchaser.

费用及开支。协议各方应自行支付其顾问，律师，会计师和其他专家的费用，以及他们为该方对事件进行谈判，准备，执行，交付及履行协议所产生其他费用及开支。公司须支付本次交易交付股权给买方时所发生的所有过户代理费，印花税和其他税费。

8.                   Entire Agreement; Amendment.  This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by all parties to this Agreement.

整个协议及其修改。 本协议是各方对于协议内容的全部理解和当事人之间的协议，本协议取代所有之前的任何口头和书面的谈判，承诺和理解。任何修动或修改本协议，任何放弃本协议项下的任何权利的任何修改，以书面形式由各方共同签字方才生效。

9.                   Severability.  Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

协议条款的分割性。如果本协议中任何条款在相关法律管辖区内无效、违法或者不可以执行，则该条款无效、违法或者不可以执行仅限于该管辖区和该条款，而不影响该条款和协议其他条款的真实性、有效性等等。

10.                 Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

标题。本文中的标题仅为方便而设，不构成本协议的一部分，不应被视为限制或影响任何本协议的内容。

11.               Language.  This Agreement has been written in English, which shall be the controlling language of this Agreement.  Any Chinese translation of this Agreement shall be for convenience purposes only.  In the event of any inconsistency between the English version and the Chinese version of this Agreement, the English version shall control.

语言。本协议以英文书写。英文该为控制语言。本协议的中文翻译只为方便理解而已。如果英文版和中文版有不一致的地方，以英文版为准。

12.                Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

承继人和受让人。为保护各方利益，本协议具有约束力，各条款适用于当事人，承继人以及许可的受让人。

13.                Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

本协议的司法管辖权。本协议应受纽约州的州内法律约束，不考虑法律的冲突原则。协议各方同意所有关于本协议所拟定内容纠纷处理，无论是州和联邦法庭诉讼程序，都在纽约市进行。协议各方因此同意就本协议的任何纠纷和诉讼不可撤销地服从美国纽约市曼哈顿区的州和联邦法庭专属管辖权。协议各方不可反悔、不可撤销地放弃并且同意不再以诉讼程序不当，诉讼地点不方便，个人不受纽约司法管辖等等理由在其他司法管辖地区进行任何法律诉讼、起诉和法律程序。协议各方在此不可撤销地放弃诉讼过程就通知一事放弃本人个性服务，并同意诉讼、起诉或法律程序的过程可以通过挂号信、签收信件或快递（交付证据）方式送达本协议中指定通知地址，同意这样程序是良好的和足够的通知送达程序。此处包含的任何内容均不得视为以任何方式限制法律允许的其他通知方式的权利。

14.                Survival.  The representations and warranties contained herein shall survive the Closing and the delivery of the Shares.

有效生存性。本协议中的陈责叙述和各项保证陈述在交割完成后任然有效。

15.                 Counterparts; Facsimile Signatures.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.  This Agreement may be executed by facsimile signatures.

对方副本，传真签名。本协议可以以一个或多个对方副本签署，但是必须是同一个版本，都应视为原始签字。本协议可以通过传真签署。

16.               WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

陪审团庭审豁免。在任何诉讼，起诉或诉讼程序中，无论是向任何司法管辖区提请诉讼，协议各方当事人明知、特意，在适用法律允许的最大范围内，特此绝对、无条件、不可撤销及明确地永远放弃由陪审团庭审的诉讼要求。

[Signature pages follow.]

以下为签字页

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

兹证明，本协议已正式由协议各方共同签署，日期见首页所示。

SELLER:

/s/ Oliver Xing
Oliver Xing

Address:
203-255 Duncan Mill Road
Toronto, ON M3B 3H9

COMPANY:

CN RESOURCES, INC.

By:	/s/ Oliver Xing
Oliver Xing, President

Address:

203-255 Duncan Mill Road
Toronto, ON M3B 3H9

Attn: Oliver Xing

PURCHASER:

SHANGHAI YUANKAI GROUP CO., LTD.

/s/ Congkai Li
By: Congkai Li

Title: President

Address:
No. 26, Lane 962, Zhen Guang Rd.
Pu Tuo District, Shanghai

Attn: Congkai Li

Schedules/披露文:

Schedule 3.3/披露文3.3:	List of Shareholders/股东清单
Schedule 3.9/披露文3.9:	Material Changes/重大变动
Schedule 3.10/披露文3.10:	Internal Accounting Control/内部会计控制
Schedule 3.15/披露文3.15:	List of Personal Property/动产清单
Schedule 3.16/披露文3.16:	List of Contracts/合同清单
Schedule 3.18/披露文3.18:	List of Tax Returns/税表清单
Schedule 3.25/披露文3.25:	Shareholder Loans/股东借款